Exhibit 1.2

Yum China Holdings, Inc.

Common Stock

(par value US$0.01 per share)

International Underwriting Agreement

September 4, 2020

Goldman Sachs (Asia) L.L.C. (“Goldman Sachs”)

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Citigroup Global Markets Asia Limited (“Citi”)

50/F, Champion Tower

3 Garden Road, Central

Hong Kong

CMB International Capital Limited (“CMBI”)

45/F, Champion Tower

3 Garden Road, Central

Hong Kong

UBS AG Hong Kong Branch1 (“UBS”)

52/F, Two International Finance Centre

8 Finance Street, Central

Hong Kong

As representatives (the “Representatives”) of the several International Underwriters named in Schedule I hereto,

Citigroup Global Markets Limited

33 Canada Square

Canary Wharf

London E14 5LB

United Kingdom

UBS Securities LLC

1285 Avenue of the Americas

[1]	UBS AG is incorporated in Switzerland with limited liability.

New York, NY 10019

United States

Ladies and Gentlemen:

Yum China Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the International Underwriters named in Schedule I hereto (the “International Underwriters”) an aggregate of 40,234,200 shares (the “Firm Shares”) and, at the election of the International Underwriters, up to 6,286,600 additional shares (the “Optional Shares”) of common stock of US$0.01 par value per share of the Company (“Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars (the Firm Shares and the Optional Shares that the International Underwriters elect to purchase or procure purchasers pursuant to Section 2 hereof being collectively called the “International Offer Shares” and the offering and sale of the International Offer Shares is referred to as the “International Offering”).

The Company has entered into an agreement dated August 31, 2020 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“PRC”) of initially an aggregate of 1,676,500 Shares (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering.” Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements,” the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering,” and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares.” Capitalized terms used and not otherwise defined herein have the meanings given to them in the Hong Kong Underwriting Agreement. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The Offer Shares are being offered at a price of HK$412 per Share (the “Offering Price”), which is exclusive of brokerage per Share of 1% of the Offering Price (the “Brokerage”), a trading fee per Share of 0.005% of the Offering Price (the “Trading Fee”) imposed by the SEHK and a transaction levy per Share of 0.0027% of the Offering Price (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the International Offer Shares or the Hong Kong Offer Shares, as applicable. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares or the Hong Kong Offer Shares, as applicable. The International Underwriters will retain for their account the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 2 hereof), which shall be allocated by the Settlement Agent among the International Underwriters as separately agreed between the Joint Global Coordinators and the International Underwriters.

Goldman Sachs, Citi, CMBI and UBS shall act as the Representatives. The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an Agreement Between International and Hong Kong Underwriting Syndicates, which, among other things, confirms that Goldman Sachs, Citi, CMBI and UBS shall act as the joint global coordinators (the “Joint Global Coordinators”) of the Global Offering. Goldman Sachs, Citi (in relation to the Hong Kong Public Offering), Citigroup Global Markets Limited (“CGML”) (in relation to the International Offering), CMBI, UBS, ABCI Capital Limited, AMTD Global Markets Limited (“AMTD”), BOCI Asia Limited (“BOCI”), China International Capital Corporation Hong Kong Securities Limited (“CICC”), CLSA Limited (“CLSA”), ICBC International Capital Limited and The Hongkong and Shanghai Banking Corporation Limited (“HSBC”) shall act as the joint bookrunners of the Global Offering (the “Joint Bookrunners”). Goldman Sachs, Citi (in relation to the Hong Kong Public Offering), Citigroup Global Markets Limited (“CGML”) (in relation to the International Offering), CMBI, UBS, ABCI Securities Company Limited, AMTD, BOCI, CICC, CLSA, ICBC International Securities Limited and HSBC shall act as the joint lead managers of the Global Offering. A prospectus dated September 1, 2020 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Representatives, the Joint Global Coordinators and the Joint Bookrunners by the International Underwriters and/or the Hong Kong Underwriters.

In conjunction with the Global Offering, the Company has made an application for listing of the Shares on the Main Board of the SEHK. Goldman Sachs is acting as the sponsor to the Company’s application for listing (the “Sponsor”).

1.    The Company represents and warrants to, and agrees with, each of the International Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-248449) in respect of the Shares, including the Offer Shares, has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Offer Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offer Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information (as defined in Section 9(b) hereof);

(c)    For the purposes of this Agreement, the “Applicable Time” is 7:00p.m. (Hong Kong time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, each “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”) and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, each roadshow and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)    The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the filing of the relevant documents with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;

(e)    The Company (including, without limitation, its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any offering material in connection with the offering and sale of the Offer Shares and will not, without the prior written consent of the Representatives, prepare, make, use, authorize, approve or refer to any offering material, other than the Pricing Prospectus, any Issuer Free Writing Prospectus and any other materials to which the Representatives have consented in accordance with this Agreement;

(f)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto;

(g)    The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the International Underwriter Information (as defined in Section 9(b) hereof);

(h)    Neither the Company nor any of its subsidiaries referred to in Schedule III hereof (the “Subsidiaries,” and each, a “Subsidiary”) has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole, in each case other than as set forth in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any material change in the capital stock (other than as a result of (i) the exercise of outstanding warrants described in the Pricing Prospectus and the Prospectus, (ii) the exercise or vesting, as applicable, of stock options, stock appreciation rights, restricted stock, restricted stock units, or performance stock units or the award, if any, of stock options, stock appreciation rights, restricted stock, restricted stock units, or performance stock units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (iii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long term debt of the Company or any of its Subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse effect on or affecting the condition (financial or otherwise), results of operations, business or properties of the Company and its Subsidiaries, taken as a whole;

(i)    The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; except as described in the Pricing Prospectus and the Prospectus, any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries; and neither the Company nor any of its Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease, other than such claims which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j)    Each of the Company and each of its Subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with corporate or other company power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, with respect to the Subsidiaries, where the failure to be so qualified or to be in good standing or to be so organized would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company has been duly registered as a non-Hong Kong company under Part 16 of the then in force Companies Ordinance (Chapter 622 of the Laws of Hong Kong); and each material subsidiary and consolidated affiliated entity of the Company has been listed in Schedule III hereto;

(k)    The Company had, as of the date indicated in the Pricing Prospectus, an authorized capitalization as set forth in the Pricing Prospectus under the heading “Description of Common Stock” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are legally paid in accordance with its articles of association as amended from time to time and the laws of the PRC and (except as described in the Pricing Prospectus and the Prospectus, as indicated in Schedule III hereto, and, in the case of any foreign Subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus; and the Offer Shares to be issued and sold by the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free of any restriction upon the holding, voting or transfer thereof (except as may be imposed by applicable securities laws) and will conform to the description of the Shares contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Offer Shares is not subject to any preemptive or similar rights;

(l)    Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in the Company or its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares in the capital stock of the Company or its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options;

(m)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), other than registration rights that have been or will be satisfied, waived or complied with;

(n)    The issue and sale of the Offer Shares and the compliance by the Company with this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents and the consummation of the transactions contemplated in this Agreement, the Hong Kong Underwriting Agreement, the Operative Documents and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, violations or defaults that have been validly waived or that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and, except as described in the Pricing Prospectus and the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offer Shares or the consummation by the Company of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents, except such as have been obtained and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities laws, such governmental authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offer Shares by the Underwriters, and such final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK;

(o)    The certificate of incorporation, bylaws or other constitutional or organizational documents of each of the Company and its Subsidiaries entity comply with the requirement of applicable law in its respective jurisdiction of incorporation and are in full force and effect; and the certificate of incorporation and bylaws of the Company comply with the applicable laws of Hong Kong (including, without limitation, The Rules Governing the Listing of Securities on The Share Exchange of Hong Kong Limited (as amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”), in each case subject to any waiver granted by the SEHK);

(p)    None of the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, and only in the case of clauses (ii) and (iii), the effect of which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(q)    The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Shares, under the caption “Taxation”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(r)    The application of the net proceeds from the offering of the Offer Shares, as described in the Pricing Disclosure Package and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries or any governmental authorization applicable to any of the Company or any of its Subsidiaries;

(s)    Any third-party statistical, industry-related and market-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

(t)    There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries or any officer or director of the Company is a party or of which any property or assets of the Company or any of its Subsidiaries or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its Subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect, except such as are described in the Pricing Prospectus or the Prospectus; and, to the Company’s best knowledge, no such proceedings are threatened or contemplated by governmental authorities or others, except such as are described in the Pricing Prospectus or the Prospectus;

(u)    Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries possess, and are in compliance with the terms of, all necessary certificates, authorizations, franchises, licenses and permits (the “Licenses”) that are material to the conduct of the business now conducted or proposed in the Pricing Disclosure Package and the Prospectus to be conducted by them, except any such failure to possess or be in compliance with such Licenses which would not be reasonably likely to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all such Licenses contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in both the Pricing Prospectus and the Prospectus; all such Licenses are valid and in full force and effect in all material respects, and none of the Company or its Subsidiaries is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of any such License, other than such matters which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(v)    Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Pricing Disclosure Package and the Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) to the best knowledge of the Company, none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) above such as would not, if determined adversely to the Company or any of the Controlled Entities, individually or in the aggregate, have a Material Adverse Effect;

(w)    (A) (i) No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect on the Company, and (ii) except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the Company’s best knowledge, there is no existing, imminent or threatened labor disturbance by the employees of any of the principal suppliers or contractors of the Company or any of its Subsidiaries; and (B) except for matters which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the best knowledge of the Company there have been and are no violations of any applicable labor and employment law in the relevant jurisdictions by the Company or any of its Subsidiaries or, to the Company’s best knowledge, by any of the principal suppliers or contractors of the Company or any of its Subsidiaries;

(x)    Except (A) where such failure to file or pay an assessment or lien would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, and (C) where such matters are the result of a pending bona fide dispute with taxing authorities, each of the Company and its Subsidiaries has filed all required material tax returns, reports and filings that have been due and for which no extensions have been granted, or have been granted extensions thereof. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, such returns, reports or filings are not the subject of any disputes with revenue or other authorities other than disputes which, if determined adversely to the Company or a Subsidiary, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company and each of its Subsidiaries has paid all taxes (including any assessments, fines or penalties) required to be paid by them and has no knowledge of any tax deficiency which might be assessed against them, except for those that would not have a Material Adverse Effect;

(y)    The Company and its Subsidiaries carry, or are covered by, insurance for the conduct of their respective businesses and the value of their respective properties, if applicable, in such amounts and covering such risks as is customary for companies engaged in similar businesses; all such insurance is fully in force on the date hereof and will be fully in force at each Time of Delivery; the Company and its Subsidiaries are in compliance with the terms of all such insurance and there are no claims by the Company or any of its Subsidiaries under any such insurance as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any its Subsidiaries has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires; neither the Company nor any of its Subsidiaries has been refused any material insurance coverage sought or applied for;

(z)    The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (“Investment Company Act”);

(aa)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offer Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offer Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(bb)    KPMG Huazhen LLP Shanghai Branch, who have performed audits of consolidated financial statements of the Company and its subsidiaries, and audits of the Company’s internal control over financial reporting thereof, are independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;

(cc)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)    Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ee)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(ff)    Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Board are in compliance with the provisions of Sarbanes-Oxley and all rules of the New York Stock Exchange that are applicable to them as of the date of this Agreement;

(gg)    The Company has established, maintained and evaluated, or by the Listing Date shall have established, effective disclosure and corporate governance controls and procedures to ensure that the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) and any other applicable law relating to disclosure of information and reporting obligations, other than such requirements with respect to which the Company has obtained waivers;

(hh)    Neither the Company nor any of its Subsidiaries nor any director, officer, employee or controlled affiliate of the Company or of any of its Subsidiaries or, to the Company’s best knowledge, any agent, is aware of or has, directly or indirectly, made, offered, promised or authorized (i) any contribution, payment, gift of funds or property, or anything of value to any public official (as defined below), in the United States, the PRC, Hong Kong or any other jurisdiction, where either the payment or the purpose of such contribution, payment, gift or thing of value was, is, or would be prohibited under any applicable law of the United States, the PRC, Hong Kong, or any other jurisdiction, or (ii) any bribe, rebate, payoff, influence payment, kickback or other corrupt or unlawful payment in any jurisdiction in connection with the business activities of the Company or any of its Subsidiaries; without prejudice to the foregoing, neither the Company nor any of its Subsidiaries nor any director, officer, employee or controlled affiliate of the Company or of any of its Subsidiaries or, to the Company’s best knowledge, agent, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery or anti-corruption laws or the rules or regulations thereunder, including, but not limited to, the Foreign Corrupt Practices Act of 1977 as may be amended; and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to provide reasonable assurance as to the continued compliance therewith; and no part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder (as used herein, “public official” includes any official, agent, officer, employee or representative of, or any person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over any one of the International Underwriters, or an entity or enterprise with any level of government or state ownership or control by any one of the foregoing parties; and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above);

(ii)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects, to the extent applicable, with financial recordkeeping and reporting and anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(jj)    None of the Company nor any of its Subsidiaries nor any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries: (i) is currently the target of any sanctions administered or enforced by the United States Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any orders issued pursuant to the Iran Sanctions Act, as amended; the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, or the U.S. Syria Accountability and Lebanese Sovereignty Act (collectively, “Sanctions”), (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine (collectively, “Sanctioned Countries”), and (iii) will directly or indirectly use the proceeds of the offering of the Offer Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, in violation of Sanctions, or (b) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; to the Company’s best knowledge, neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a person who is the target of Sanctions, in violations of Sanctions, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its Subsidiaries have any plans to engage in dealings or transactions with or for the benefit of such persons, or with or in a Sanctioned Country;

(kk)    (A) The Company and its Subsidiaries and their respective assets and operations are in compliance with, and the Company and each of its Subsidiaries have obtained or made and hold and are in compliance with all approvals required under, any and all applicable Environmental Laws (as defined below) in all material respects; (B) there are no past, present or, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company and its subsidiaries, taken as a whole, under, or to interfere with or prevent compliance by each of the Company and its Subsidiaries with, Environmental Laws; (C) none of the Company nor its Subsidiaries is the subject of any investigation, or has received any notice or claim, or is a party to or affected by any pending or, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below), which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (as used herein, “Environmental Laws” means any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign relating to health, safety, the environment (including, without limitation, the protection, cleanup or restoration thereof), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ll)    None of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or its other subsidiaries, from repaying to the Company or the other subsidiaries any loans or advances to such subsidiary from the Company or the other subsidiaries or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary. Except as disclosed in the Pricing Prospectus and the Prospectus, all dividends declared by a subsidiary in the PRC may under the current laws and regulations of the PRC be transferred out of the PRC and may be paid in United States dollars or other foreign currency, subject to the successful completion of PRC procedures required for such remittance, and except as disclosed in the Pricing Prospectus and the Prospectus, all such dividends will not be subject to other taxes under the laws and regulations of the PRC;

(mm)    Each of the Company and its Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations in all material respects;

(nn)    Each of this Agreement, the Hong Kong Underwriting Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company and, when validly authorized, executed and delivered by the other parties hereto and thereto, constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms;

(oo)    The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled consistently with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(pp)    Any certificate signed by any officer or director of the Company and delivered to the Underwriters, counsel for the Underwriters as required or contemplated by this Agreement or the Hong Kong Underwriting Agreement, as applicable, shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter;

(qq)    Except as set forth herein and in the Hong Kong Underwriting Agreement and in documents ancillary hereto or thereto, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Global Offering;

(rr)    None of the Company nor any of its Subsidiaries nor, to the Company’s best knowledge, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, (i) has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the International Offer Shares, or (ii) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise;

(ss)    Except as described in the Registration Statement, and save for any Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilization Agent and any subsequent transfer of such shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer tax or duty or any withholding tax is or will be payable by or on behalf of or on payments to the International Underwriters, or otherwise imposed on any payments made to the International Underwriters, acting in their capacity as International Underwriters, in connection with (i) the issuance of the International Offer Shares to the International Underwriters by the Company; (ii) the sale and delivery by the International Underwriters of the International Offer Shares to the initial purchasers thereof; (iii) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) any subsequent transfer of, or agreement to transfer, the International Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters); or (v) deposit of the Offer Shares with the HKSCC;

(tt)    Approval in principle has been obtained from the Listing Committee for the listing of, and permission to deal in, the International Offer Shares, any Shares that may be issued pursuant to the long-term incentive plan of the Company effective on October 31, 2016 (the “2016 Plan”), and any Shares that may be issued in connection with the exercise of the warrants initially issued by the Company to Pollos Investment L.P., an affiliate of Primavera Capital Group, and API (Hong Kong) Investment Limited, an affiliate of Zhejiang Ant Small and Micro Financial Services Group Co., Ltd., on January 9, 2017 (the “Warrants”) on the Main Board of the Hong Kong Stock Exchange and there is no reason to believe that such approval may be revoked, suspended or modified.

2.    (a) Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the International Underwriters, and each of the International Underwriters agrees, severally and not jointly, to purchase or to procure purchasers to purchase from the Company, the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I hereto and (b) in the event and to the extent that the International Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the International Underwriters, and each of the International Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such International Underwriter is entitled to purchase as set forth opposite the name of such International Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the International Underwriters are entitled to purchase hereunder.

The Company hereby grants to the International Underwriters the right to purchase or to procure purchasers to purchase, at the International Underwriters’ election up to 6,286,600 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice, in the form of Exhibit D hereto, from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten Hong Kong Business Days (as defined in Section 15 hereof) after the date of such notice.

(b)    The Company and the International Underwriters agree as follows:

(A) that	under the direction of the Representatives:

(i)

if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 10 times or more but less than 15 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 6.5% of the total number of Offer Shares (excluding the Optional Shares);

(ii)

if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 15 times or more but less than 20 times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent 7.5% of the total number of Offer Shares (excluding the Optional Shares);

(iii)

if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 20 times or more the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent 16.5% of the total number of Offer Shares (excluding the Optional Shares); and

(iv)

subject to clauses (A)(i) through (iii) above, the Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering, and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in clauses (A)(i) through (iv) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Representatives deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Representatives in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with subsection (c) of this Section 2 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

(B)

that the Representatives, in consultation with the Company, may reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Representatives and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offering Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with subsection (c) of this Section 2 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

(c)    In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay to the Joint Global Coordinators (on behalf of the International Underwriters) a gross commission per International Offer Share (including each Unsold Share reallocated to the International Offering pursuant to this Section 2) and per Reallocated Share reallocated to the Hong Kong Public Offering pursuant to this Section 2 which is equal to 1% of the Offering Price and a gross commission per Hong Kong Offer Share which is equal to 1% of the Offering Price (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering) (together, the “Underwriting Commission”). For the avoidance of doubt, any sponsor fee payable by the Company under the sponsor’s engagement letter dated January 7, 2020 (the “Sponsor’s Engagement Letter”) is included within the Underwriting Commission. The Joint Global Coordinators shall allocate the Total Transaction Fees (as defined in Section 4(d) below) or the Option Transaction Fees (if any) (as defined in Section 4(e) below) to all Underwriters in proportion to the respective Total Underwriting Commitment as set forth in Schedule I hereto.

(d)    In connection with the Global Offering, Goldman Sachs is expected to act as stabilization manager (the “Stabilization Manager”) and may (but shall not be obliged to, and not as agent of the Company), to the extent permitted by applicable Laws, over-allocate or effect transactions in the market or otherwise in Hong Kong with a view to stabilizing or maintaining the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares. Goldman Sachs may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization action pursuant to this subsection (d). Any such agent shall have the rights and authorities conferred upon Goldman Sachs pursuant to this subsection (d). Stabilization action taken pursuant to this subsection (d), if commenced, may be discontinued at any time at the sole and absolute discretion of Goldman Sachs or any person acting for it. Each of the International Underwriters (other than Goldman Sachs or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company.

(e)    Each International Underwriter shall bear the payment of any cost, trading fee, transaction levy chargeable in connection with or tax or stamp duty arising from any allocation or transfer of shares borrowed by the Stabilization Manager or any International Underwriter to investors under the International Offering. Such payment will be shared in proportion to their respective underwriting commitment as set forth in Schedule I hereto.

(f)    Any expenses incurred in connection with funding amounts payable to the Company at a Time of Delivery (including, for the avoidance of doubt, any intra-day funding costs attributable to Goldman Sachs as clearing bank) shall be borne by each Joint Global Coordinator in proportion to their respective underwriting commitment as set forth in Schedule I hereto.

3.    Upon the authorization by you of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.    (a) The Company hereby appoints Goldman Sachs as the settlement agent to the Global Offering (the “Settlement Agent”). The deliveries and payments as described in subsection (b) of this Section 4 shall be made (A) with respect to the Firm Shares, at or around 3:00 p.m. Hong Kong time on September 10, 2020, or such other time and date as the Representatives and the Company may agree upon in writing, and (B) with respect to Optional Shares as to which the Over-allotment Option has been exercised on the date specified by the Representatives in the written notice given by the Representatives of their exercise on behalf of the International Underwriters of the Over-allotment Option to purchase such Optional Shares or such other time and date as Representatives and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the “First Time of Delivery”; such time and date for delivery of, and payment for, Optional Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery.”

(b)    The International Offer Shares to be purchased by each International Underwriter or the purchasers procured by such International Underwriter hereunder (including any Unsold Shares), in definitive form, and in such authorized denominations and registered in such names as the Settlement Agent (on behalf of such International Underwriter) may reasonably request in writing upon at least two (2) business days’ notice to the Company prior to a Time of Delivery (the “Notification Time”), shall be issued by or on behalf of the Company to the Settlement Agent, through the facilities of Hong Kong Securities Clearing Company Limited (“Hong Kong Clearing” or “HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System as designated by the Settlement Agent (on behalf of such International Underwriter), against payment by or on behalf of such International Underwriter of the applicable aggregate International Offering Price by wire transfer (same day) in Hong Kong dollars in immediately available funds to such account or accounts designated by the Company prior to such Time of Delivery, the payment of which shall fully discharge any payment obligations of such International Underwriter and the Representatives to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the form of certificates representing the International Offer Shares to be made available for checking at least one (1) business day prior to each Time of Delivery with respect thereto at the office of Hong Kong Clearing.

(c)    It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Representatives, on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Representatives of the issue and delivery of the International Offer Shares.

(d)    At the First Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such First Time of Delivery (i) (x) the Underwriting Commission in respect of the Firm Shares payable to the International Underwriters pursuant to Section 1 hereof and (y) the underwriting commissions payable to the Hong Kong Underwriters in accordance with Section 6.1 of the Hong Kong Underwriting Agreement, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof but excluding any Optional Shares), which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto (the aggregate amount in sub-paragraph (A) herein is referred to as the “Total Transaction Fees”) (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than 6:00 P.M. Hong Kong Time on the Closing Date).

(e)    At each Additional Time of Delivery, (A) the Settlement Agent shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery (i) (x) the Underwriting Commission in respect of the Optional Shares (to the extent the Over-allotment Option is exercised) payable to the International Underwriters pursuant to Section 1 hereof, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Optional Shares, which the Settlement Agent will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto (the aggregate amount in subparagraph (A) herein is referred to as the “Option Transaction Fees”), and (B) the Settlement Agent shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Optional Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Agent shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than 6:00 P.M. Hong Kong Time on the Closing Date).

(f)    At each Time of Delivery or forthwith upon demand after such Time of Delivery, to the extent that any amounts payable by the International Underwriters to the Company pursuant to Section 5, the Settlement Agent shall pay, or cause to be paid, in full such amounts to the Company on behalf of the International Underwriters or to the relevant party to which the amount is payable by the Company and to be reimbursed by the International Underwriters pursuant to Section 5. The amount of any such payment attributable to any International Underwriter shall be in proportion to such International Underwriters’ underwriting commitment as set forth in Schedule I hereto.

(g)    The deliveries of the documents described in Section 6 hereof shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to Optional Shares as to which the Over-allotment Option has been exercised, at the Additional Time of Delivery of such Optional Shares, in each case at the offices of Simpson Thacher & Bartlett, ICBC Tower, 35th Floor, 3 Garden Road, Central, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at 4:00 p.m., Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

5.    The Company agrees with each of the International Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof, other than such amendments or supplements that the Company reasonably believes or is advised by counsel to be required by applicable law; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Offer Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offer Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offer Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof, other than such amendments or supplements that the Company reasonably believes or is advised by counsel to be required by applicable law;

(c)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offer Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offer Shares to continue as contemplated in the expired registration statement relating to the Offer Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)    Promptly from time to time to take such action as you may reasonably request to qualify the Offer Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, or to file a general consent to service of process in any jurisdiction, or to subject itself to taxation in a jurisdiction which it is not currently subject to taxation;

(e)    Within 24 hours following the execution and delivery of this Agreement, to furnish the International Underwriters with written and electronic copies of the Prospectus in such quantities as you may reasonably request, and, if, during such period after the first date of the public offering of the Offer Shares as in the opinion of counsel for the International Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Offer Shares may have been sold by the Representatives on behalf of the International Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law;

(f)    To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)    During the period beginning from the date hereof and continuing to and including the date 90 days after the date of this Agreement, not to (i) offer, sell, contract to sell, issue, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any securities convertible into or exchangeable or exercisable for or that represent the right to receive Shares, (iii) enter into any transaction with the same economic effect as any transaction specified in Section 5(g)(i) or (ii), or (iv) offer to or contract to or agree to or announce any intention to effect any transaction specified in Section 5(g)(i) or (ii) (other than (1) the International Offer Shares to be sold hereunder, (2) the Hong Kong Offer Shares to be sold under the Hong Kong Underwriting Agreement, (3) pursuant to the terms of the 2016 Plan and in connection with the exercise of the Warrants, (4) any capitalization issue, capital reduction or consolidation or sub-division of the Shares, (5) any repurchase of securities pursuant to any share repurchase programs existing on the date of this Agreement, (6) the filing of any registration statement on Form S-8 or successor form, or (7) the facilitation of the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act), without the prior written consent of the Representatives;

(h)    To pay the required Commission filing fees relating to the Offer Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)    To use the net proceeds received by it from the sale of the Offer Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)    To list the Offer Shares on the SEHK by the First Time of Delivery;

(k)    Upon request of any International Underwriter, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the on-line offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l)    To comply with The Rules Governing the Listing of Securities on The Share Exchange of Hong Kong Limited (amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (the “Listing Rules”) and/or any other applicable law;

(m)    For so long as the Shares are outstanding, to file with the SEHK, the SFC and any other relevant governmental authority in Hong Kong and other relevant jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable laws to be so filed because the Shares are outstanding;

(n)    Not to invest, or otherwise use the proceeds received by the Company from its sale of the Offer Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act;

(o)    Not to, and to cause any of its directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any person participating in the Global Offering, including, without limitation, the Hong Kong Underwriters and the International Underwriters, to be in violation of Sanctions;

(p)    Not to, and to cause any of its directors, officers, employees, affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the General Disclosure Package and the Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the date on which the Offer Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(q)    Not to, and to cause its affiliates or any person acting on its or their behalf (other than the International Underwriters and their respective affiliates) not to, distribute prior to the latest Time of Delivery any offering material in connection with the offer and sale of the International Offer Shares other than the General Disclosure Package and the Prospectus and any General Use Issuer Free Writing Prospectus and other offering material approved by the Representatives;

(r)    Until the Representatives have notified the Company of the completion of the distribution of the International Offer Shares (which notice shall be promptly provided by the Representatives upon such completion), not to, and to cause any of its directors, officers, employees, affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons not to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares, provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilization Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Laws;

(s)    Not to, and to cause any of its directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise; for the avoidance of doubt, the Stabilization Manager may engage in transactions which stabilize the market price of the Offer Shares to the extent permitted by Laws;

(t)    Prior to the latest Time of Delivery under this Agreement, without prior approval by the Representatives, not to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would, or could reasonably be expected to result in a Material Adverse Effect;

(u)    To do and perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein; and

(v)    To indemnify and hold each of the International Underwriters and their respective affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong or the United States or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the General Disclosure Package and the Prospectus and the execution and delivery of this Agreement, and, in particular, to indemnify and hold each of the International Underwriters and their respective affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts).

6.

(a)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offer Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each International Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)    The Company agrees that if, at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the International Underwriter Information; and

(d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501 under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives; and the Company reconfirms that the International Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications as specifically authorized by the Company.

7.    The Company covenants and agrees with the several International Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Offer Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the International Underwriters and dealers; (ii) the cost of printing or producing any Agreement among International Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offer Shares; (iii) all expenses in connection with the qualification of the Offer Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the International Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Offer Shares on the SEHK; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the International Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Offer Shares2; provided, however, that the fees and expenses to be reimbursed by the Company pursuant to clauses (iii) and (v) hereof shall not exceed $20,000 in the aggregate; (vi) the cost of preparing certificates representing the Offer Shares; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of the legal advisers to the Underwriters in accordance with the respective agreements between the Company and the legal advisers to the Underwriters; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Company shall not be responsible for any out-of-pocket expenses incurred by the Sponsor and the Representatives (for themselves and on behalf of the International Underwriters) notwithstanding anything to the contrary in the Sponsor’s Engagement Letter.

8.    The obligations of the International Underwriters hereunder, as to the Offer Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

[2]	FINRA-related fees are carved out separately from the UW counsel fees as they are regulatory in nature and are customarily broken out.

(b)    Freshfields Bruckhaus Deringer, counsel for the International Underwriters as to Hong Kong laws, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Simpson Thacher & Bartlett, counsel for the International Underwriters as to U.S. laws, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)    Commerce & Finance Law Offices, counsel for the International Underwriters as to PRC laws, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(e)    Sidley Austin, counsel for the Company as to Hong Kong and U.S. laws, shall have furnished to you, and the Company hereby requests that Sidley Austin furnish to you, their written opinion or opinions, including Rule 10b-5 disclosure letters, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(f)    Jingtian & Gongcheng, counsel for the Company as to PRC laws, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(g)    On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG Huazhen LLP Shanghai Branch shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h)    (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material change in the capital stock or long term debt of the Company or any of its Subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Offer Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)    On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Global Market or The Stock Exchange of Hong Kong Limited; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange or in any over-the-counter market; (iii) any moratorium on commercial banking activities declared by Federal or New York State authorities, or Hong Kong or PRC authorities; (iv) a material disruption in securities settlement or clearance services in the United States, Hong Kong, or the PRC; or (v) any outbreak or escalation of hostilities or any change in financial markets, currency rates or controls or any calamity or crisis that, in the reasonable judgment of the Joint Global Coordinators, is material and adverse and which, singly or together with any other event specified in this Section 8(j)(v), makes it, in the reasonable judgment of the Joint Global Coordinators, impracticable or inadvisable to proceed with the public offering or the delivery of the Offer Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k)    The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses within 24 hours following the execution and delivery of this Agreement;

(l)    The Offer Shares shall have been duly listed on the SEHK; and

(m)    The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request, substantially in the form of Exhibit A, Exhibit B and Exhibit C hereto.

9.    (a) The Company will indemnify and hold harmless each International Underwriter and their respective directors, officers, employees, affiliates and agents, against any losses, claims, damages or liabilities, joint or several, to which such International Underwriter or their respective directors, officers, employees, affiliates and agents may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each International Underwriter for any legal or other expenses incurred by such International Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, in reliance upon and in conformity with the International Underwriter Information.

(b)    Each International Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the International Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an International Underwriter and an applicable document, “International Underwriter Information” shall mean the written information furnished to the Company by such International Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any International Underwriter consists of the following information in the Prospectus furnished on behalf of each International Underwriter: (i) the name and address of such International Underwriter appearing in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the information contained in the first paragraph under “Underwriting — Sales in the United States” of the Prospectus (iii) the information contained in the second, sixth, and seventh paragraphs under “Underwriting — Stabilization” of the Prospectus, and (iv) the information contained in the second and third paragraphs under “Underwriting — Activities by Underwriters” of the Prospectus.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the International Underwriters on the other from the offering of the International Offer Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the International Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Offer Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each International Underwriter, each person, if any, who controls any International Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any International Underwriter; and the obligations of the International Underwriters under this Section 9 shall be in addition to any liability which the respective International Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

(f)    In the event that any award, order or judgment given or made in relation to any amount due hereunder to the International Underwriters or any indemnified party entitled to seek indemnity against the Company hereunder that is expressed and paid in a currency (the “relevant currency”) other than United States dollars, the Company will indemnify each International Underwriter or such other indemnified party against any loss incurred by such International Underwriter or such other indemnified party as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the relevant currency for the purpose of obtaining or enforcing such award, order or judgment or order and (b) the rate of exchange at which such International Underwriter or other indemnified party is able to purchase United States dollars with the amount of the relevant currency actually received by such International Underwriter or other indemnified party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such award, order or judgment as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

10.    (a) If any International Underwriter shall default in its obligation to purchase the International Offer Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such International Offer Shares on the terms contained herein. If within thirty six hours after such default by any International Underwriter you do not arrange for the purchase of such International Offer Shares, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such International Offer Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such International Offer Shares, or the Company notifies you that it has so arranged for the purchase of such International Offer Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “International Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

(b)    If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to purchase the number of shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of International Offer Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such International Offer Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase International Offer Shares of a defaulting International Underwriter or International Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the International Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter or the Company, except for the expenses to be borne by the Company and the International Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter or any controlling person of any International Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offer Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any International Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any International Offer Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the International Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the International Underwriters in making preparations for the purchase, sale and delivery of the International Offer Shares not so delivered, but the Company shall then be under no further liability to any International Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, you shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the International Underwriters shall be delivered or sent by mail, fascimile or e-mail transmission to you as the representatives to Goldman Sachs (Asia) L.L.C. at 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Equity Capital Markets, facsimile number: +852-2978-0440; to Citigroup Global Markets Asia Limited at 50/F, Champion Tower, 3 Garden Road, Central, Hong Kong, Attention: Kevin Qian, facsimile number +852-3009-0272; to CMB International Capital Limited at 45/F, Champion Tower, 3 Garden Road, Central, Hong Kong, Attention: CMBIECM, facsimile number: +852-3900-0865, e-mail: ECMs@cmbi.com.hk; to UBS AG Hong Kong Branch at 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, Attention: Horace Yu, facsimile number: +852-2514-5905; and if to the Company shall be delivered or sent by mail or e-mail to 7100 Corporate Drive, Plano, Texas 75024, Attention: Chief Financial Officer, e-mail: Andy.Yeung@YumChina.com. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the International Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any International Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the International Offer Shares from any International Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and the term “Hong Kong Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Hong Kong are generally authorized or obligated by law or executive order to close.

16.    The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the International Offer Shares, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering and the Sponsor, in its role as such, is acting solely as a sponsor in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Representatives, the Joint Global Coordinators and the Sponsor are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Representatives, the Joint Global Coordinators or the Sponsor, as applicable, act or be responsible as a fiduciary or adviser to the Company, its directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Representatives, the Joint Global Coordinators or the Sponsor, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Representatives, the Joint Global Coordinators and the Sponsor hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Representatives, the Joint Global Coordinators or the Sponsor, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Representatives, the Joint Global Coordinators or the Sponsor, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company, on the one hand, and the International Underwriters, the Representatives, the Joint Global Coordinators or the Sponsor, as applicable, on the other hand, agree that the International Underwriters, the Representatives, the Joint Global Coordinators or the Sponsor, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company (except and solely, with respect to the International Underwriters, for the limited purposes set forth in Section 1(a) hereof, and, with respect to the Representatives, for the limited purposes of making payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Section 2(d) hereof) nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Representatives, the Joint Global Coordinators and the Sponsor has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of the Company with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Representatives, the Joint Global Coordinators or the Sponsor has advised or is currently advising the Company on other matters).

The Company further acknowledges and agrees that the International Underwriters, the Representatives, the Joint Global Coordinators and the Sponsor are not advising the Company, its directors, officers, employees or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Representatives, the Joint Global Coordinators and the Sponsor and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to Company with respect thereto. Any review by the International Underwriters, the Representatives, the Joint Global Coordinators and the Sponsor of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Representatives, the Joint Global Coordinators and the Sponsor and shall not be on behalf of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the International Underwriters, the Representatives, the Joint Global Coordinators and the Sponsor with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

Notwithstanding anything in this Agreement, none of the Representatives, the Sponsor, the Joint Global Coordinators, the International Underwriters and any other Indemnified Party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offering Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the International Underwriters, or any of them, with respect to the subject matter hereof.

18.    This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.    The Company and each of the International Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the International Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.    All payments to be made by the Company under this Agreement shall be paid gross free and clear of any right of counterclaim or set-off, and without deduction or withholding for or on account of, any present or future taxation imposed by any authority and all interest, additions to tax, penalties or similar liabilities with respect thereto, save for any deduction or withholding required by law. If any taxation is required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein is received by the International Underwriters. For the avoidance of doubt, no such additional amount(s) will be payable pursuant to this paragraph on account of (i) any income taxes or other Taxes imposed on an International Underwriter as a result of such International Underwriter having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder; or (ii) any Taxes to the extent imposed as a result of the failure of an International Underwriter to timely provide information or certification as reasonably requested by the Company that would have reduced or eliminated such Taxes.

23.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any International Underwriter that is a Covered Entity or a BHC Act Affiliate of such International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)     As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.    Notwithstanding and to the exclusion of any other term of this Agreement or any other agreement, arrangement or understanding between the parties to this Agreement, each BRRD Counterparty (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below) and acknowledges, accepts and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party (as defined below) to the relevant BRRD Counterparty under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the relevant BRRD Counterparty of such shares, securities or obligations;

(iii)    the cancellation of the BRRD Liability; and

(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)     the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)     As used in this section:

“Bail-In Legislation” means in relation to the United Kingdom and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-In Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time.

“BRRD Counterparty” means any party to this Agreement to whom any BRRD Party owes a BRRD Liability under or in connection with this Agreement from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means Citigroup Global Markets Limited, a BRRD Party;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the BRRD Party.

25.    EU Blocking Regulation.

Each International Underwriter and the Company agree and confirm that it is not entitled to the benefit of or does not seek, make or repeat, as appropriate the representation and warranty and undertaking contained Section 1(jj) of this Agreement to the extent that those provisions would result in a violation of Council Regulation (EC) 2271/1996 (the “EU Blocking Regulation”) or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or the United Kingdom.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the International Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the International Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the International Underwriters is pursuant to the authority set forth in a form of Agreement among International Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
Yum China Holdings, Inc.
By:	/s/ Joey Wat
Name: Joey Wat
Title: Director

[Signature Page to International Underwriting Agreement]

Accepted as of the date first written above.

For themselves and on behalf of each of the International Underwriters

Goldman Sachs (Asia) L.L.C.

(Incorporated in Delaware, U.S.A. with limited liability)

By:	/s/ Raghav Maliah
Name: Raghav Maliah
Title: Managing Director

[Signature Page to International Underwriting Agreement]

For themselves and on behalf of each of the International Underwriters

Citigroup Global Markets Asia Limited

By:	/s/ Christopher Laskowski
Name: Christopher Laskowski
Title: Managing Director

[Signature Page to International Underwriting Agreement]

Citigroup Global Markets Limited

By:	/s/ Christopher Laskowski
Name: Christopher Laskowski
Title: Managing Director

[Signature Page to International Underwriting Agreement]

For themselves and on behalf of each of the International Underwriters

CMB International Capital Limited

By:	/s/ Meng Xianjun
Name: Meng Xianjun
Title: Executive Director

By:	/s/ Cai Yulong
Name: Cai Yulong
Title: Vice President

[Signature Page to International Underwriting Agreement]

For themselves and on behalf of each of the International Underwriters

UBS AG Hong Kong Branch

By:	/s/ Evan Feng
Name: Evan Feng
Title: Executive Director

By:	/s/ Alex Yang
Name: Alex Yang
Title: Director

[Signature Page to International Underwriting Agreement]

UBS Securities LLC

By:	/s/ Ansley Griffith
Name: Ansley Griffith
Title: Associate Director

By:	/s/ Tyler Nash
Name: Tyler Nash
Title: Associate Director

[Signature Page to International Underwriting Agreement]

SCHEDULE I

International Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) L.L.C.	20,117,100	3,143,300
Citigroup Global Markets Limited	6,035,130	942,990
CMB International Capital Limited	6,035,130	942,990
UBS AG Hong Kong Branch/UBS Securities LLC	6,035,130	942,990
ABCI Securities Company Limited	287,388	44,904
AMTD Global Markets Limited	287,387	44,905
BOCI Asia Limited	287,387	44,905
China International Capital Corporation Hong Kong Securities Limited	287,387	44,904
CLSA Limited	287,387	44,904
The Hongkong and Shanghai Banking Corporation Limited	287,387	44,904
ICBC International Securities Limited	287,387	44,904

Total	40,234,200	6,286,600

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[N/A]

(b) Additional Documents Incorporated by Reference:

[N/A]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The Offering Price per Offer Shares is HK$412 (or US$53.16)

The number of Offer Shares purchased by the Underwriters is 41,910,700, comprising an international offering of 40,234,200 shares and a Hong Kong public offering of 1,676,500 shares, which is subject to reallocation

SCHEDULE III

No.	Chinese Name	English Name
1	北京肯德基有限公司*	Beijing KFC Co., Ltd.
2	上海肯德基有限公司*	Shanghai KFC Co., Ltd.
3	杭州肯德基有限公司*	Hangzhou KFC Co., Ltd.
4	苏州肯德基有限公司*	Suzhou KFC Co., Ltd.
5	南京肯德基有限公司	Nanjing KFC Co., Ltd.
6	青岛肯德基有限公司	Qingdao KFC Co., Ltd.
7	天津肯德基有限公司	Tianjin KFC Co., Ltd.
8	百胜餐饮（沈阳）有限公司	Yum! Restaurants (Shenyang) Co., Ltd.
9	长沙肯德基有限公司	Changsha KFC Co., Ltd.
10	百胜餐饮（广东）有限公司	Yum! Restaurants (Guangdong) Co., Ltd.
11	百胜餐饮（成都）有限公司	Yum! Restaurants (Chengdu) Co., Ltd.
12	百胜餐饮（武汉）有限公司	Yum! Restaurants (Wuhan) Co., Ltd.
13	百胜餐饮（深圳）有限公司	Yum! Restaurants (Shenzhen) Co., Ltd.
14	上海必胜客有限公司	Shanghai Pizza Hut Co., Ltd.
15	北京必胜客比萨饼有限公司	Beijing Pizza Hut Co., Ltd.
16	无锡肯德基有限公司*	Wuxi KFC Co., Ltd.
17	南宁肯德基有限公司	Nanning KFC Co., Ltd.
18	上海乐悦咖啡有限公司	Shanghai Le Yue Coffee Co., Ltd.
19	东方既白（上海）餐饮管理有限公司	East Dawning (Shanghai) Management Co., Ltd.
20	百胜（中国）投资有限公司	Yum! Restaurants (China) Investment Co., Ltd.
21	环胜咨询服务（武汉）有限公司	Huansheng Consulting (Wuhan) Co., Ltd.
22	百胜咨询（上海）有限公司	Yum! Restaurants Consulting (Shanghai) Co., Ltd.
23	上海环胜广告有限公司	Huansheng Advertising (Shanghai) Company Limited
24	环胜电子商务（上海）有限公司	Huansheng E-Commerce (Shanghai) Co., Ltd.
25	必胜（上海）食品有限公司	Yum! Food (Shanghai) Co., Ltd.
26	西安领鲜物流有限公司	Xi’an Ling Xian Logistics Co., Ltd.

No.	Chinese Name	English Name
27	北京到家时代餐饮管理有限公司**	Beijing Daojia Times Catering Management Co., Ltd.	Note: consolidated affiliated entity
28	内蒙古小肥羊餐饮连锁有限公司	Inner Mongolia Little Sheep Catering Chain Company Limited
29	内蒙古小肥羊调味食品有限公司	Inner Mongolia Seasoning Company Limited
30	北京黄记煌商贸有限责任公司*	Beijing HuangJiHuang Trading Co., Ltd

*	This Subsidiary is partially owned by the Company.
**	This Subsidiary’s shares are subject to a pledging agreement pursuant to a contractual arrangement with another subsidiary of the Company.

Exhibit A

OFFICER’S CERTIFICATE OF THE COMPANY

                    , 2020

I, Joey Wat, Chief Executive Officer of Yum China Holdings, Inc., a Delaware corporation (the “Company”), pursuant to Section 8 of the International Underwriting Agreement, dated September 4, 2020 (the “International Underwriting Agreement”), between, among others, the Company, Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Asia Limited, CMB International Capital Limited and UBS AG Hong Kong Branch on behalf of themselves and the several International Underwriters named therein, and pursuant to Schedule 3 – Part B of the Hong Kong Underwriting Agreement, dated August 31, 2020 (the “Hong Kong Underwriting Agreement”), between, among others, the Company, Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Limited, CMB International Capital Limited and UBS AG Hong Kong Branch on behalf of themselves and the several Hong Kong Underwriters named therein, hereby certify that, to the best of my knowledge, after due and careful inquiry:

1.

The representations and warranties of the Company in the International Underwriting Agreement and the Hong Kong Underwriting Agreement are true and accurate as of the date hereof as though made on and as of this date (or, if such representations and warranties are made as of an earlier date, as of such earlier date).

2.

The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the International Underwriting Agreement and the Hong Kong Underwriting Agreement at or prior to the date hereof.

3.

Since December 31, 2019, there has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect, except as set forth in the Pricing Disclosure Package and the Prospectus.

Capitalized terms used herein that are not otherwise defined have the same meanings as defined in the International Underwriting Agreement or the Hong Kong Underwriting Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate on the date first written above.

By:
Name: Joey Wat
Title: Chief Executive Officer

Exhibit B

CHIEF FINANCIAL OFFICER’S CERTIFICATE RE NON-COMFORTED DATA

                    , 2020

I, Andy Yeung, Chief Financial Officer, of Yum China Holdings, Inc., a Delaware corporation (the “Company”), pursuant to Section 8 of the International Underwriting Agreement, dated September 4, 2020 (the “International Underwriting Agreement”), between, among others, the Company, Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Limited, CMB International Capital Limited and UBS AG Hong Kong Branch on behalf of themselves and the several International Underwriters named therein, hereby certify that, to the best of my knowledge, after due and careful inquiry:

1.	I am familiar with the accounting, operations, records systems and internal controls of the Company and its subsidiaries (the “Group”).

2.

I have participated in the preparation of the Hong Kong Prospectus, the Registration Statement, the Pricing Prospectus and the Prospectus. In connection with such participation, I have reviewed the disclosure in the Hong Kong Prospectus, the Registration Statement, the Pricing Prospectus and the Prospectus and have discussed such disclosure with other members of the senior management of the Company, the counsels to the Company, the Joint Global Coordinators, the counsels to the Underwriters and KPMG Huazhen LLP Shanghai Branch, as independent reporting accountants to the Company.

3.

In particular, I have reviewed the financial and operating data and other information that has been identified on the copies of the Hong Kong Prospectus, the Pricing Prospectus and the Prospectus attached hereto as exhibits to this certificate (the “Group Information”).

4.

I confirm that all of the Group Information is true and accurate in all material respects and does not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the dates of such Group Information stated therein.

5.

[In the period from July 1, 2020 to August 31, 2020, the same-store sales (as such term is defined in the Hong Kong Prospectus, the Pricing Prospectus and the Prospectus) of the Company decreased by no more than 11% as compared to the corresponding period in the preceding year.]

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement or the Hong Kong Underwriting Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate on the date first written above.

By:
Name: Andy Yeung
Title: Chief Financial Officer

Exhibit C

SECRETARY’S CERTIFICATE

, 2020

I, Pingping Liu, the Secretary of Yum China Holdings, Inc., a Delaware corporation (the “Company”), hereby certify that:

1.

Attached hereto as Appendix A is a true, accurate and complete copy of the amended and restated certificate of incroporation and bylaws of the Company, which are in full force and effect at all times since the date of adoption (as so amended) to and including the date hereof.

2.

Attached hereto as Appendix B are true, accurate and complete copies of resolutions duly adopted by (i) the board of directors of the Company or a committee thereof at meetings duly called and held on August 28, 2020 and September 4, 2020 at each of which a quorum was present and acting throughout; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s board of directors or any committee thereof relating to the Global Offering.

3.

The International Underwriting Agreement and the Hong Kong Underwriting Agreement, as executed and delivered on behalf of the Company, are each in the form or substantially the form approved by the board of directors of the Company at its meeting held on August 28, 2020.

4.

Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed the International Underwriting Agreement and the Hong Kong Underwriting Agreement and any other document delivered prior to or on the date hereof in connection with the Global Offering was at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

Capitalized terms used herein that are not otherwise defined have the same meanings as defined in International Underwriting Agreement or the Hong Kong Underwriting Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate on the date first written above.

By:
Name: Pingping Liu
Title: Secretary

Exhibit D

OVER-ALLOTMENT OPTION EXERCISE NOTICE

                    , 2020

To:	Yum China Holdings, Inc.

(the “Company”)

Dear Sirs,

Reference is made to the International Underwriting Agreement dated September 4, 2020 (the “International Underwriting Agreement”) between, among others, the Company, Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Limited, CMB International Capital Limited and UBS AG Hong Kong Branch3 on behalf of themselves and the several International Underwriters listed on Schedule I to the International Underwriting Agreement (the “International Underwriters”).

Capitalized terms used and not otherwise defined herein have the meanings given to them in the International Underwriting Agreement.

On behalf of the International Underwriters, we hereby give you notice of the exercise by the International Underwriters of their right, pursuant to Section 2 of the International Underwriting Agreement, to elect to purchase                      Option Securities. We hereby request that delivery of the Option Securities take place on or around                  a.m. (Hong Kong time) on                     , 2020.

This letter shall be governed by and construed in accordance with the Laws of the State of New York.

This letter may be executed in counterparts. Each counterpart shall constitute an original of this letter but shall together constitute a single document.

We should be grateful if you would confirm your acceptance of the above by countersigning below.

[Signature pages to follow]

[3]	UBS AG is incorporated in Switzerland with limited liability.

Very truly yours,

For and on behalf of each of the International Underwriters

Goldman Sachs (Asia) L.L.C.

By:
Name:
Title:

Citigroup Global Markets Asia Limited

By:
Name:
Title:

CMB International Capital Limited

By:
Name:
Title:

UBS AG Hong Kong Branch

By:
Name:
Title:

For good and valuable consideration, we hereby confirm our acceptance and acknowledgement of the terms set out herein.

Yum China Holdings, Inc.

By:
Name:
Title: